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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


                     Date of Report:  April 7, 1998
                                      -------------

                 HOUSEHOLD INTERNATIONAL, INC.
                 -----------------------------
     (Exact name of registrant as specified in its charter)



Delaware               1-8198                  36-3121988
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(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)



2700 Sanders Road, Prospect Heights, Illinois             60070
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 847/564-5000
                                                   ------------
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Item 5.  Other Events

         Household International, Inc. ("Household") announced on April 7, 1998 that it had reached a merger agreement with Beneficial Corporation ("Beneficial"). A joint press release of Household and Beneficial is filed as an exhibit hereto.

         Under the terms of the agreement, Beneficial shareholders will receive 1.0222 shares of Household common stock for each share of Beneficial common stock in a fixed exchange ratio. Based on Household's closing price on Monday, April 6, 1998, the transaction is valued at $150 per Beneficial share or a total of over $8.6 billion. The transaction is subject to regulatory clearance and the approval of both companies' shareholders. It is expected to be completed in the third quarter of 1998.


Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of businesses acquired.

              Not applicable.

         (b)  Pro forma financial information.

              Not applicable.

         (c)  Exhibits.

              No.   Exhibit
              ---   -------

              99    Press release titled "Household
                    International and Beneficial Corporation to
                    Merge in $8.6 Billion Stock Transaction" dated April 7, 1998

              99.1  Materials Presented to Analysts on April 7,
1998
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                            SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSEHOLD INTERNATIONAL, INC.
                                 ----------------------------
                                        (Registrant)


                                 By:  /s/ John W. Blenke
                                      ------------------
                                      John W. Blenke
                                      Assistant Secretary

Dated:  April 7, 1998
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U:\LAW\EDGAR\I8K4798.WP
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                          EXHIBIT INDEX


Exhibit No.   Exhibit
-----------   -------

99            Press release titled "Household International and
              Beneficial Corporation to Merge in $8.6 Billion
              Stock Transaction"  dated April 7, 1998

99.1          Materials Presented to Analysts on April 7, 1998